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EXHIBIT 99.1

Contacts:

URS Corporation	Citigate Sard Verbinnen
H. Thomas Hicks	Hugh Burns/Jamie Tully
Vice President	(212) 687-8080
& Chief Financial Officer
(415) 774-2700

URS CORPORATION REPORTS THIRD QUARTER
RESULTS FOR FISCAL 2006

Revenues Up 13%; EPS In Line With Guidance

SAN FRANCISCO, CA - November 8, 2006 - URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2006, which ended on September 29, 2006. Revenues for the quarter were $1,085.6 million, an increase of 13% compared with revenues of $962.9 million during the comparable period in 2005. Net income for the quarter was $29.9 million, a 4% increase from net income of $28.8 million in the third quarter of fiscal 2005.

Diluted earnings per share (“EPS”) for the third quarter of fiscal year 2006 were $0.58. This compares to diluted EPS of $0.58 per share for the same period in 2005. Weighted-average shares outstanding for the third quarter of 2006 for purposes of calculating diluted EPS were 51.8 million compared to 50.1 million weighted-average shares outstanding for the comparable period of 2005. The increase in weighted-average shares outstanding is the result of additional shares issued pursuant to the Company’s 1999 Equity Incentive Plan and Employee Stock Purchase Plan.

The Company’s net income and EPS for the third quarter of 2006 include an after tax impact of $2.6 million, or $0.05 per share, related to stock-based compensation expense under Statement of Financial Accounting Standards 123 (Revised) (“SFAS 123(R)”), which requires that the costs of stock-based compensation be recognized as an expense in the financial statements.

During the third quarter of fiscal 2006, the Company reduced debt by $56 million, lowering its debt to total capitalization ratio to 13%. As of September 29, 2006, the Company’s backlog was $4.4 billion, compared to $3.8 billion as of December 30, 2005.

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Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “Our results for the third quarter demonstrate the strength of our diverse portfolio of businesses and leading position in the markets we serve. During the quarter, revenue grew in each of our key market sectors. We had strong growth in our domestic private sector business, as we continued to benefit from our Master Service Agreements and increasing capital investment by our clients in the energy sector. We also saw strong growth in engineering, facilities and environmental work for the federal government.”

Mr. Koffel continued: “Our outlook for the business remains positive based on favorable long-term trends and our position as a partner of choice for government agencies and major multinational corporations.”

Results for Nine Months Ending September 29, 2006

For the nine months ended September 29, 2006, revenues increased by 11% to $3.2 billion, from $2.8 billion for the first nine months of 2005. Net income for the nine months ended September 29, 2006 was $86.7 million, or $1.68 per diluted share. Net income for the comparable period in 2005 was $56.5 million, or $1.20 per diluted share, including a pre-tax charge of $33.1 million, or $0.42 per share, net of tax, related to the Company’s $127.2 million note redemption, the retirement of $10.0 million of 12¼% notes and restructuring of its senior credit facility, and the retirement of $1.8 million of 6½% debentures, all of which took place during the second and third quarters of fiscal 2005.

Weighted-average shares outstanding for the nine months of 2006 for purposes of calculating diluted EPS were 51.5 million compared to 46.9 million weighted-average shares outstanding for the comparable period of 2005. The increase in weighted-average shares outstanding for the nine-month period in 2006 is the result of the Company’s common stock offering in the second quarter of fiscal 2005 and additional shares issued pursuant to the Company’s 1999 Equity Incentive Plan and Employee Stock Purchase Plan.

The Company’s net income and EPS for the first nine months of 2006 include an after tax impact of $7.2 million, or $0.14 per share, related to stock-based compensation expense under SFAS 123(R).

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Business Segments

In addition to providing consolidated financial results, URS reports separate financial information for its two segments: the URS Division and the EG&G Division. The URS Division’s revenues include the Company’s work in the state and local government market, the private sector and the international business. In addition, the URS Division provides engineering services to federal government agencies, primarily for facilities and environmental projects. The EG&G Division primarily serves the federal government market, providing a range of operations and maintenance and technical support services to the Departments of Defense, Homeland Security, Energy, Treasury and NASA, among others.

URS Division. For the third quarter of fiscal 2006, the URS Division reported revenues of $730.1 million and operating income of $50.1 million, compared to revenues of $625.0 million and operating income of $46.7 million for the corresponding period in 2005.

For the nine months ended September 29, 2006, the URS Division reported revenues of $2.1 billion and operating income of $142.9 million, compared to revenues of $1.9 billion and operating income of $137.6 million for the same period last year.

EG&G Division. For the third quarter of fiscal 2006, the EG&G Division reported revenues of $358.2 million and operating income of $19.3 million, compared to revenues of $339.8 million and operating income of $16.8 million for the corresponding period in 2005.

For the nine months ended September 29, 2006, the EG&G Division reported revenues of $1.1 billion and operating income of $57.4 million, compared to revenues of $996.2 million and operating income of $47.5 million for the same period last year.

Outlook for the Remainder of Fiscal 2006

The Company reaffirmed its expectation that fiscal 2006 revenues will be approximately $4.2 billion. Assuming this revenue expectation is met, the Company continues to expect that net income will be approximately $113 million. The Company now expects earnings per share for the year to be between $2.14 and $2.17 compared to its prior guidance of between $2.12 and $2.17. URS’ net income and EPS guidance for 2006 include an expected after tax impact of between $10 million and $12 million ($0.19 and $0.23, respectively, on a per share basis) related to stock-based compensation expense to be recognized under SFAS 123(R).

Based on the Company’s strong cash flow and debt repayment through the first nine months of 2006, and expected cash flows in the fourth quarter, URS now expects that the Company will repay approximately $120 to $130 million of debt during fiscal 2006, compared to its prior expectation of $100 million.

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URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, commercial/industrial, facilities, environmental, water/wastewater, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 28,900 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

Web Cast Information

URS will host a dial-in conference call on Thursday, November 9 at 11:00 a.m. (ET) to discuss its results for the third quarter of fiscal year 2006. A live web cast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

TABLES TO FOLLOW

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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future earnings, future debt repayment, future tax rates, future stock-based compensation expenses and future economic and industry conditions. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, but are not limited to: an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate Company contracts; the Company’s ability to make accurate estimates and control costs; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; the Company’s ability to maintain adequate insurance coverage; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity compensation requirements; the ability to service the Company’s debt; risks associated with international operations; business activities in high security risk countries; project management and accounting software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the third quarter of fiscal 2006, as well as in other reports subsequently filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except per share data)

	September 29, 2006	December 30, 2005
ASSETS
Current assets:
Cash and cash equivalents, including $27,460 and $61,319 of short-term money market funds, respectively	$112,547	$101,545
Accounts receivable, including retainage of $34,421 and $37,280, respectively	624,983	630,340
Costs and accrued earnings in excess of billings on contracts in process	559,077	513,943
Less receivable allowances	(47,865)	(44,293)
Net accounts receivable	1,136,195	1,099,990
Deferred tax assets	23,564	18,676
Prepaid expenses and other assets	79,957	52,849
Total current assets	1,352,263	1,273,060
Property and equipment at cost, net	160,482	146,470
Goodwill	993,934	986,631
Purchased intangible assets, net	4,131	5,379
Other assets	48,638	57,908
	$2,559,448	$2,469,448
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$17,137	$1,547
Notes payable and current portion of long-term debt	20,122	20,647
Accounts payable and subcontractors payable, including retainage of $17,038 and $13,323, respectively	301,495	288,561
Accrued salaries and wages	184,765	196,825
Accrued expenses and other	80,666	82,404
Billings in excess of costs and accrued earnings on contracts in process	149,742	108,637
Total current liabilities	753,927	698,621
Long-term debt	189,604	297,913
Deferred tax liabilities	24,013	19,785
Other long-term liabilities	117,127	108,625
Total liabilities	1,084,671	1,124,944
Commitments and contingencies
Minority interest	2,077	—
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 100,000 shares; 51,937 and 50,432 shares issued, respectively; and 51,885 and 50,380 shares outstanding, respectively	519	504
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	965,300	925,087
Accumulated other comprehensive loss	(2,745)	(3,985)
Retained earnings	509,913	423,185
Total stockholders’ equity	1,472,700	1,344,504
	$2,559,448	$2,469,448

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005

Revenues	$1,085,604	$962,940	$3,153,744	$2,846,556
Direct operating expenses	708,924	627,199	2,031,159	1,836,655
Gross profit	376,680	335,741	1,122,585	1,009,901
Indirect, general and administrative expenses	317,718	282,002	953,763	888,605
Operating income	58,962	53,739	168,822	121,296
Interest expense	4,761	5,282	15,746	26,115
Income before income taxes and minority interest	54,201	48,457	153,076	95,181
Income tax expense	24,318	19,620	65,910	38,640
Minority interest in income of consolidated subsidiaries, net of tax	(20)	—	437	—
Net income	29,903	28,837	86,729	56,541
Other comprehensive income (loss):
Minimum pension liability adjustments, net of tax (benefit)	—	—	(2,366)	(270)
Foreign currency translation adjustments	1,024	(229)	3,606	(4,010)
Comprehensive income	$30,927	$28,608	$87,969	$52,261
Earnings per share:
Basic	$.59	$.59	$1.71	$1.23
Diluted	$.58	$.58	$1.68	$1.20
Weighted-average shares outstanding:
Basic	50,945	48,934	50,627	45,836
Diluted	51,773	50,116	51,538	46,946

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005

Cash flows from operating activities:
Net income	$29,903	$28,837	$86,729	$56,541
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	8,929	9,356	28,208	29,225
Amortization of financing fees	453	442	1,382	3,315
Costs incurred for extinguishment of debt	162	18	162	33,125
Provision for doubtful accounts	2,786	2,808	5,734	7,865
Deferred income taxes	(2,086)	4,080	(1,011)	7,216
Stock-based compensation	4,802	1,016	12,711	4,508
Excess tax benefits from stock-based compensation	(533)	—	(3,142)	—
Tax benefit of stock compensation	298	4,667	5,051	9,269
Minority interest in net income of consolidated subsidiaries	(20)	—	437	—
Changes in assets and liabilities:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(1,676)	(31,713)	(40,599)	(85,829)
Prepaid expenses and other assets	(1,884)	(7,902)	(26,929)	(25,532)
Accounts payable, accrued salaries and wages and accrued expenses	36,370	20,703	(2,140)	70,779
Billings in excess of costs and accrued earnings on contracts in process	28,954	10,317	41,086	25,077
Distributions from unconsolidated affiliates, net	6,167	1,388	23,807	8,527
Other long-term liabilities	6,004	3,394	7,660	7,317
Other assets, net	(4,911)	(1,462)	(14,296)	(17,449)
Total adjustments and changes	83,815	17,112	38,121	77,413
Net cash from operating activities	113,718	45,949	124,850	133,954
Cash flows from investing activities:
Net payment for business acquisitions, net of cash acquired	(5,028)	(1,353)	(5,028)	(1,353)
Proceeds from disposal of property and equipment	—	282	—	2,182
Capital expenditures, less equipment purchased through capital leases	(11,039)	(7,802)	(20,833)	(16,897)
Net cash from investing activities	(16,067)	(8,873)	(25,861)	(16,068)
Cash flows from financing activities:
Long-term debt principal payments	(54,531)	(32,393)	(123,012)	(535,919)
Long-term debt borrowings	—	105	552	351,376
Net borrowings (payments) under the lines of credit and short-term notes	(1,946)	(1,470)	3,072	(16,646)
Net change in book overdraft	(5,830)	6,251	15,590	(63,591)
Capital lease obligations payments	(801)	(4,313)	(9,635)	(11,184)
Excess tax benefits from stock-based compensation	533	—	3,142	—
Proceeds from common stock offering, net of related expenses	—	(3)	—	130,257
Proceeds from sale of common stock from employee stock purchase plan and exercise of stock options	377	5,061	22,466	30,687
Tender and call premiums paid for debt extinguishment	(162)	(2)	(162)	(19,421)
Payments of financing fees	—	(213)	—	(4,629)
Net cash from financing activities	(62,360)	(26,977)	(87,987)	(139,070)
Net increase (decrease) in cash and cash equivalents	35,291	10,099	11,002	(21,184)

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URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (Continued)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005

Cash and cash equivalents at beginning of period	77,256	76,724	101,545	108,007
Cash and cash equivalents at end of period	$112,547	$86,823	$112,547	$86,823
Supplemental information:
Interest paid	$4,318	$4,732	$13,726	$25,611
Taxes paid	$5,714	$6,925	$38,757	$28,285
Equipment acquired through capital lease obligations	$853	$2,328	$19,504	$14,891

Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired	$8,846	$—	$8,846	$—
Cash paid for capital stock	(6,191)	—	(6,191)	—
Liabilities assumed	$2,655	$—	$2,655	$—